EXHIBIT 77.O

77.O	TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Columbia Small Cap Fund, Inc.:

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form
10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)	Issuer:			Silicon Image, Inc.
	Date of Purchase:		10/5/1999
	Underwriter from whom Purchased:
CS First Boston
	Affiliated Underwriters:
		BKB Robertson Stephens
	Other Members of Syndicate:
					CS First Boston
					Dain Rauscher Wessels
	Aggregate dollar amount of purchase:
					$240,000
	Aggregate dollar amount of offering:
					$48,000,000
	Purchase price (net of fees and expenses):
	$11.50
	Date offering commenced:
					10/5/1999
	Commission:			$0.50

2)	Issuer:			Interwoven
	Date of Purchase:		10/7/1999
	Underwriter from whom Purchased:
CS First Boston
	Affiliated Underwriters:
		BKB Robertson Stephens
	Other Members of Syndicate:
					CS First Boston
					Dain Rauscher Wessels
	Aggregate dollar amount of purchase:
					$170,000
	Aggregate dollar amount of offering:
					$61,582,000
	Purchase price (net of fees and expenses):
	$16.29
	Date offering commenced:
					10/17/1999
	Commission:			$0.71

3)	Issuer:			Illuminet
	Date of Purchase:		10/7/1999
	Underwriter from whom Purchased:
Morgan Stanley & Co.
	Affiliated Underwriters:
					BKB Robertson Stephens
	Other Members of Syndicate:
		Morgan Stanley & Co.
					Donaldson, Lufkin & Jenrette
	Aggregate dollar amount of purchase:
					$760,000
	Aggregate dollar amount of offering:
					$70,200,000
	Purchase price (net of fees and expenses):
	$18.20
	Date offering commenced:
					10/7/1999
	Commission:			$0.80

4)	Issuer:			Aether Systems
	Date of Purchase:		10/20/1999
	Underwriter from whom Purchased:
Merrill Lynch
	Affiliated Underwriters:
		BKB Robertson Stephens
	Other Members of Syndicate:
					Merrill Lynch
					Donaldson, Lufkin & Jenrette
					Piper Jaffray
	Aggregate dollar amount of purchase:
					$1,200,000
	Aggregate dollar amount of offering:
					$96,000,000
	Purchase price (net of fees and expenses):
	$15.33
	Date offering commenced:
					10/20/1999
	Commission:			$0.67

5)	Issuer:			Genentech
	Date of Purchase:		10/21/1999
	Underwriter from whom Purchased:
Morgan (JP) Securities
	Affiliated Underwriters:
		BKB Robertson Stephens
	Other Members of Syndicate:
					Goldman Sachs & Co.
					Morgan (JP) Securities
					Merrill Lynch & Co.
					Prudential Securities
					Warberg Dillon Read
	Aggregate dollar amount of purchase:
					$7,175,000
	Aggregate dollar amount of offering:
					$2,850,000,000
	Purchase price (net of fees and expenses):
					$141.375
	Date offering commenced:
					10/21/1999
	Commission:			$2.125